UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 16, 2007
Commission File Number 333-112528
Vought Aircraft Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2884072 (I.R.S. Employer Identification Number)
9314 West Jefferson Boulevard M/S 2-01
Dallas, Texas 75211
(972) 946-2011
(Address of principal executive offices and telephone number)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Not applicable.

(e)	On February 13, 2007, Vought Aircraft Industries, Inc. (the “Company”) entered into an agreement with Mr. Elmer L. Doty (“Mr. Doty”), President and Chief Executive Officer of the Company, to amend certain of the terms of Mr. Doty’s employment agreement with the Company (filed as Exhibit 10.7 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2006, the “Existing Employment Agreement”) in order to better align the compensation of Mr. Doty with that of other senior executive officers of the Company. Specifically, the Existing Employment Agreement has been amended to (1) eliminate a provision limiting the maximum bonus payable to Mr. Doty based on 2006 performance, providing instead that the amount of Mr. Doty’s bonus for 2006 will be an amount to be approved by the board of directors of the Company (or its compensation committee) and (2) eliminate the maximum dollar amount of financial planning and tax service expenses that the Company will reimburse annually to Mr. Doty, providing instead that such amounts shall be subject to reimbursement in accordance with the Company’s arrangements applicable to other senior executive officers of the Company.

(f)	Not applicable.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOUGHT AIRCRAFT INDUSTRIES, INC.
Date: February 16, 2007	/s/ Keith B. Howe
Keith B. Howe
Vice President and Chief Financial Officer